EXHIBIT 99.1

3D Systems Acquires Provel,

Italy’s Leading Prototyper

- Company continues to expand its 3Dproparts™ service in Europe -

ROCK HILL, South Carolina – October 12, 2010 - 3D Systems Corporation (NASDAQ: TDSC), announced today that it has acquired Provel, S.r.l., an Italian provider of rapid prototyping, tooling and manufacturing services, as part of the company’s continued expansion of its 3Dproparts™ service in Europe.

Based in Turin, Italy, Provel delivers a comprehensive portfolio of premier rapid prototyping, tooling and manufacturing services to all leading Italian automotive and durable goods manufacturers specializing in Stereolithography, Selective Laser Sintering, Rapid Tooling and Urethane casting.

“We are very pleased to add an Italian prototyper with Provel’s renowned reputation to our rapidly growing 3Dproparts™ operations,” said Abe Reichental, president and chief executive officer of 3D Systems.  “With Provel, under the capable leadership of Giorgio Buson, and CEP as our European anchors, we intend to continue our European expansion for the benefit of our growing customer base.”

                The company acquired all of Provel’s outstanding shares primarily in a cash transaction with a portion paid in shares.  The cash portion of the purchase price was paid from the company’s cash and excluded a deferred payment due on the first anniversary.  The former owners of Provel are also eligible to receive a onetime earn-out payment subject to achieving a certain agreed upon EBITDA target.  The company expects the Provel acquisition to be accretive to its earnings.

Detailed information about this transaction can be found in the company’s Form 8-K filed with the SEC this morning.

3D Systems launched 3Dproparts™, the world’s fastest growing Rapid Prototyping and Manufacturing parts service, in October of 2009.  Since then, the company has expanded its 3Dproparts™ service offerings domestically and internationally through organic growth and several strategic acquisitions, with Provel being the largest of the acquisitions.  The addition of Provel is expected to significantly extend 3Dproparts™ full range of design-to-manufacturing solutions and geographical reach in Europe.

Forward-Looking Statements

Certain statements made in this release that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from historical results or from any future results expressed or implied by such forward-looking statements.  In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as “believes,” “belief,” “expects,” “estimates,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking.  Forward-looking statements may include comments as to the company’s beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the control of the company.  The factors described under the headings “Forward-Looking Statements,” “Cautionary Statements and Risk Factors,” and “Risk Factors” in the company’s periodic filings with the Securities and Exchange Commission, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements.

About 3D Systems Corporation

3D Systems is a leading provider of 3D Printing, Rapid Prototyping and Manufacturing systems and parts solutions.  Its expertly integrated solutions reduce the time and cost of designing products and facilitate direct and indirect manufacturing by creating actual parts directly from digital input.  These solutions are used for design communication and prototyping as well as for production of functional end-use parts: our customers Create With Confidence.

More information on the company is available at www.3DSystems.com, www.printin3D.com, www.dpt-fast.com, www.toptobottomdental.com, www.3Dproparts.com, www.mqast.com, http://blog.3Dsystems.com, or via email at moreinfo@3Dsystems.com.

About Provel, S.r.l.

Provel S.r.l. is an Italian, leading group in the production of Rapid Prototyping and Tooling, primarily for the automotive industry and also for other industrial and design fields.  Provel’s powerful rapid prototyping and tooling production capacity is the largest in Italy and one of the largest in Europe.

More information on the company is available at http://www.provel.it/.

CONTACT:

          3D Systems Corporation
          Investor Contact:
          Stacey Witten
          803-326-4010
          WittenS@3dsystems.com

          Media Contact:
          Katharina Hayes
          803-326-3941
          HayesK@3dsystems.com